UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 26, 2006, the Board of Directors of Husker Ag, LLC (the “Company”) approved a bonus in the amount of $10,000 payable to Seth Harder on June 30, 2006. Mr. Harder has been the General Manager of the Company since January 1, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 26, 2006, the Company held its 2006 Annual Meeting of Members. At the meeting, the Company elected four Class II Directors to serve until the 2009 Annual Meeting of Members and until their successors are elected. Three incumbent directors, Stanley Gyberg, Mike Kinney and J. Alex Thramer were elected by the members as Class II Directors, and one new director, Gerald Winter was elected as a Class II Director. As previously disclosed in the Company’s 2006 Proxy Statement, David Kolsrud, who had been a Class II Director, elected not to seek re-election for his director seat and his term as a Class II Director expired at the 2006 Annual Meeting.

Item 8.01 Other Events.

At the 2006 Annual Meeting, the members also approved Proposal 2, which was the Company’s proposed plant expansion project as explained in the 2006 Proxy Statement, and Proposal 3, which was the debt financing as explained in the 2006 Proxy Statement. Each of these two proposals required approval by members holding more than two-thirds of the Company’s total outstanding membership units. Proposals 2 and 3 received the approval of members holding more than 78.9% and 78.8%, respectively, of the Company’s total outstanding membership units.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: June 30, 2006	By:	/s/ Fredrick J. Knievel
Fredrick J. Knievel
Chairman of the Board